                                                                      EXHIBIT 21

                             SUBSIDIARY INFORMATION

     Registrant Questar Pipeline Company has three subsidiaries: Questar TransColorado, Inc., Questar Southern Trails Pipeline Company, and Questar Transportation services Company, which are all Utah corporations.